Exhibit 99.1

Tower Sites

(A component of Verizon Communications Inc.)

Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

Tower Sites

(A component of Verizon Communications Inc.)

For the Year Ended December 31, 2014

Index

Page(s)
Report of Independent Auditors	1
Statement of Revenues and Certain Expenses	2
Notes to Statement of Revenues and Certain Expenses	3-6

Report of Independent Auditors

The Board of Directors of Verizon Communications Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses (the Statement) of Tower Sites (a component of Verizon Communications Inc.), comprising the operations of certain wireless communications towers of Verizon Communications Inc., for the year ended December 31, 2014, and the related notes to the Statement.

Management is responsible for the preparation and fair presentation of the Statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free of material misstatement, whether due to fraud or error.

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1, of Tower Sites (a component of Verizon Communications Inc.) for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

As described in Note 1, the Statement of Revenues and Certain Expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, and is not intended to be a complete presentation of Tower Sites’ revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Ernst & Young LLP
New York, New York

April 16, 2015

Tower Sites

(A component of Verizon Communications Inc.)

Statement of Revenues and Certain Expenses

(Dollars in Thousands)

For the Year Ended December 31, 2014

Revenues
Lease revenue	$96,364

Certain operating expenses
Lease expense	127,167
Selling, general and administrative	13,470
Property taxes	21,614

Total certain operating expenses	162,251

Certain expenses in excess of revenues	$(65,887)

The accompanying notes are an integral part of this Statement of Revenues and Certain Expenses.

Tower Sites

(A component of Verizon Communications Inc.)

Notes to the Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

1.	Summary of Significant Accounting Policies

Operations and Basis of Presentation

The accompanying Statement of Revenues and Certain Expenses (the Statement) includes the operations of certain wireless communications towers owned by subsidiaries of Verizon Communications Inc. (together with its subsidiaries, Verizon or the Company). These towers represent those to be leased, managed or acquired by American Tower Corporation (together with its subsidiaries, American Tower) as described in the next paragraph. These communications towers are located on real property primarily leased from a variety of third-party individuals and commercial landlords. For the purposes of this Statement, Verizon’s investment in these towers, and the associated operations, including leasing activities with landlords, maintenance of the communications towers, and the marketing and leasing of available tower capacity on the communications towers to other wireless service providers, are referred to collectively as “Tower Sites.” Tower Sites is not a legal entity.

On February 5, 2015, a definitive agreement (the Agreement) was reached by Verizon and American Tower under which American Tower will have exclusive rights to lease, manage, or purchase, and operate 11,448 sites that make up the Tower Sites tower portfolio, the financial results for which are included in this Statement. Under the terms of the Agreement, American Tower will also take over the existing collocation agreements with third-party tenants who lease space on the towers. Verizon has committed to sublease space on the towers from American Tower for a minimum of 10 years. The Agreement and this Statement exclude certain other Verizon-owned wireless sites and related assets that are not subject to the Agreement.

The accompanying Statement has been prepared for the purpose of complying with requirements under Regulation S-X Article 3 Rule 210.3-14, Special instructions for real estate operations to be acquired, of the Securities and Exchange Commission and therefore does not include a balance sheet or statement of cash flows. The Statement, which encompasses the towers to be leased, managed or acquired by American Tower, is not representative of the actual operations of Tower Sites for the period presented nor indicative of future operations of Tower Sites as no revenue from Verizon’s occupation of tower space has been included, as discussed below in Revenue Recognition. Additionally, certain expenses primarily consisting of corporate overhead, interest expense, depreciation and amortization, and income taxes have been excluded.

The accompanying Tower Sites’ Statement has been prepared using accounting principles generally accepted in the United States applicable to the information presented herein.

Revenue Recognition

Lease revenues include revenues from site collocation rendered to non-affiliate customers for those sites that have collocation agreements. No revenue has been recognized for Verizon’s occupation of tower space. Collocation agreements with non-affiliated customers are subject to frequent amendments that change minimum lease payments over the term of the contract. Escalation clauses and other incentives present in the lease agreements with Tower Sites customers are therefore recognized in the period that they are effective. In agreements, where we provide collocations services in exchange for fiber capacity, revenue is recognized based on contractual amounts receivable in the absence of fiber exchange.

Tower Sites

(A component of Verizon Communications Inc.)

Notes to the Statement of Revenues and Certain Expenses continued

For the Year Ended December 31, 2014

Lease Expense

Tower Sites recognizes lease expense, primarily on sites with ground leases, on a straight-line basis over the initial lease term and renewal periods that are considered reasonably assured at the inception of the lease. Rent escalations, excluding variable lease rentals such as those tied to the Consumer Price Index (CPI), present in the lease agreements between Tower Sites and its ground lessors are included in the computation of straight-line rent. Expense incurred in advance of required payments is accrued as a liability.

Certain ground leases contain provisions which require Tower Sites to pay the landlord a certain percentage or fixed amount of revenues earned from collocation tenants of Verizon. Ground lease expenses related to such tower share provisions amounted to approximately 2.2% of total lease expense for the year ended December 31, 2014.

Use of Estimates

The preparation of the Statement requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses for the year ended December 31, 2014, and the disclosure of contingencies that exist as of the Statement date. Significant estimates include reasonably assured renewal terms for operating leases. Verizon based these estimates on historical experience, where applicable, and other assumptions that management believes are reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results may differ from such estimates if management’s assumptions prove invalid or conditions change.

Concentrations of Risk

Tower Sites had five customers that generated an aggregate of approximately 85% of revenues for the year ended December 31, 2014, including three customers that each generated more than 10% of the revenues. The percentage of revenues by customer is summarized in the table below for the year ended December 31, 2014:

Customer A	42%
Customer B	23%
Customer C	13%

2.	Related-Party Transactions and Allocations

Verizon occupied space on substantially all of the towers operated by Tower Sites during the year ended December 31, 2014. Revenue associated with Verizon’s occupation of tower space has not been included in this statement.

Tower Sites is dependent upon Verizon to fund its operations and anticipates that this funding requirement will continue until the transaction with American Tower is completed.

Verizon does not file separate property tax returns for the Tower Sites property and equipment. For purposes of this Statement, property taxes were determined by applying the property tax rate per Tower Site as stated in the Agreement.

Tower Sites has not been operated as a separate legal entity. As a result, direct costs of the towers have been reflected in this Statement to the extent they were directly attributable or allocable as outlined below.

Tower Sites

(A component of Verizon Communications Inc.)

Notes to the Statement of Revenues and Certain Expenses continued

For the Year Ended December 31, 2014

Selling, general and administrative expenses are directly attributable to Verizon’s overall tower business, but not to the specific portfolio of towers included in the transaction. These costs have been allocated to Tower Sites using a variety of reasonable allocations, including a pro-rata basis, based on the quantity of towers and leases included in the Tower Sites, and headcount or level of effort of employees in departments providing services to the tower portfolio (e.g., accounting, compliance).

3.	Operating Lease Revenues

At December 31, 2014, the expected future rental revenue receipts for Tower Sites with leased space from non-affiliate tenants based on contracted rates for the total term of the arrangement without regard to any early termination options available to either party, are as follows:

Years Ending December 31
(Dollars in Thousands)
2015	$98,086
2016	100,098
2017	102,165
2018	104,141
2019	106,120
Thereafter	1,466,219

$1,976,829

4.	Operating Lease Commitments

Lease commitments consist primarily of contractual lease rentals for ground leases. Tower Sites recognizes rent expense, including the effect of fixed increases in rent, on a straight-line basis over the term estimated at inception or acquisition of the lease. Future minimum lease payments over the remaining estimated lease terms are as follows:

Years Ending December 31
(Dollars in Thousands)
2015	$123,679
2016	103,870
2017	80,188
2018	51,570
2019	21,766
Thereafter	54,662

$435,735

Tower Sites

(A component of Verizon Communications Inc.)

Notes to the Statement of Revenues and Certain Expenses continued

For the Year Ended December 31, 2014

5.	Commitments and Contingencies

The Company is subject to various legal proceedings and claims that arise out of the ordinary course of business. Management believes that the ultimate settlement of these actions will not have a material adverse effect on Tower Sites’ revenues or certain operating expenses.

6.	Subsequent Events

The Company evaluated subsequent events through April 16, 2015, the date the financial statements were available to be issued.